Execution version KERRY GROUP PLC Prince’s Street Tralee Co. Kerry V92 EH11 Ireland PILGRIM’S PRIDE CORPORATION 1770 Promontory Circle Greeley Colorado 80634-9038 United States of America ONIX INVESTMENTS UK LIMITED 2nd Floor Building 1 Imperial Place Maxwell Road Borehamwood Hertfordshire WD6 1JN United Kingdom ARKOSE INVESTMENTS ULC 29 Earlsfort Terrace Dublin 2 D02 AY28 Ireland 24 September 2021 Dear Sir / Madam, Side Letter to the Sale and Purchase Agreement 1 We refer to the agreement (the SPA) for the sale and purchase of the entire issued share capital of the Target Companies entered into between (i) Kerry Group plc, (ii) Pilgrim’s Pride Corporation, (iii) Onix Investments UK Limited and (iv) Arkose Investments ULC, dated 17 June 2021 (the Transaction). 2 Unless otherwise defined herein, capitalised terms have the meanings ascribed to them in the SPA. This letter is a Transaction Document for the purposes of the SPA. 3 The purpose of this side letter is to record certain agreements and undertakings reached by the Parties in connection with the SPA and this side letter is entered into in consideration of those mutual agreements and undertakings as contained herein. Burton Property 4 Pursuant to clause 21.3 of the SPA, the Seller undertook to enter into a licence for the occupation by the Buyer or relevant members of the Buyer’s Group of the Burton Property. However, the Parties acknowledge and agree that since signing the SPA it has been agreed that: (a) clause 21.3 of the SPA shall no longer apply to the Burton Property; (b) Kerry Foods Limited shall assign all of its rights, title, interest, liabilities and obligations in, to and under the lease of the Burton Property dated 31 July 2020 between (1) [***] and (2) Kerry Foods Limited to Northfield Foods Limited by way of: (i) a licence to assign, in a form to be agreed (in good faith and broadly on the landlord’s standard terms) to be made between (1) [***] (2) Kerry UK-#389577786-v6 CERTAIN INFORMATION IDENTIFIED WITH [***] HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL

Execution version UK-#389577786-v6 Foods Limited and (3) Northfield Foods Limited and to be entered into on or around the date of Completion; and (ii) a deed of assignment in a form to be agreed to be made between (1) Kerry Foods Limited and (2) Northfield Foods Limited and to be entered into on or around the date of Completion; and (c) Northfield Foods Limited shall enter into a licence for the occupation by the Seller’s Group of the Burton Property, in the agreed form at Appendix 1 to this side letter and to be entered into on or around the date of Completion. 5 The Parties acknowledge and agree that “lease liabilities / (assets)”, “leased fixed assets capital additions entered into between the date of this Agreement and Completion” and “non-leased fixed assets between the date of this Agreement and Completion” in respect of the Burton Property shall be reflected in the Net Debt Statement, and the provision for “lease dilapidations” in the Net Debt Statement shall be increased to £1.0m, and Parts B and C of Schedule 9 (Completion Statements) of the SPA shall be amended accordingly. “Denny” 6 The Parties agree that the SPA is amended with immediate effect by amending clauses 19.11 and 19.12 of the SPA as follows: 19.11 The Seller shall procure that Henry Denny & Sons (Ireland) Limited shall change its company name to a name which shall not contain the word "Denny" within one twelve months of Completion., and if requested by the Buyer, the Parties shall work together to effect a name swap. 19.12 In connection with the change of names of companies in the Seller's Group to be implemented pursuant to clause 19.11, the Seller shall, and shall procure that each member of the Seller's Group shall, within three twelve months following Completion, remove from all business stationary and from all premises occupied by the Seller’s Group any trademarks or business names that consist of or include the word "Denny" and during that period shall only make such use of the “Denny” name in accordance with the manner in which the Seller Group has used the “Denny” name in the past. 7 8 9 (a) shall apply to this letter mutatis mutandis as if references in the SPA to the Sale Shares include the Pioneer Shares; and (b) are deemed to be incorporated into this letter in respect of the sale and purchase of the Pioneer Shares, including for the avoidance of doubt the limitation and other provisions set out in Schedule 6 (Limitations on the liability of the Seller) of the SPA. Pioneer Brands Limited The Parties acknowledge and agree that since the signing of the SPA, Kerry Holdings (U.K.) Limited (being the relevant Designated Seller) has agreed to sell, and the UK Designated Buyer has agreed to buy the entire issued share capital of Pioneer Brands Limited (company number 13286849), being two ordinary shares of £1.00 each (the Pioneer Shares) as if for all purposes under the SPA the Pioneer Shares formed part of the Transaction, on the terms of the SPA, and subject to the variations set out in this letter. The Parties acknowledge and agree that the amount of Headline Price attributed to Pioneer Brands Limited shall be [***] and the amount of the Headline Price attributed to Northfield Foods Limited at Schedule 1 of the SPA shall be reduced accordingly. The Seller and the Buyer hereby agree that, unless otherwise provided in this letter, the provisions of the SPA (other than Schedule 4 (Seller Warranties)):

Execution version UK-#389577786-v6 10 The Seller warrants to the Buyer that each of the following warranties is true and accurate as at the date of this letter: (a) The Pioneer Shares have been validly issued and allotted and constitute the entire issued and allotted share capital of Pioneer Brands Limited and are fully paid up. (b) Kerry Holdings (U.K.) Limited is the sole legal and beneficial owner of the Pioneer Shares, and Kerry Holdings (U.K.) Limited is entitled to sell and transfer the full legal and beneficial ownership in the Pioneer Shares to the Designated Buyers on the terms set out in the SPA, as amended pursuant to paragraph 8 above. (c) There is no Encumbrance on, over or affecting the Pioneer Shares, there is no agreement or commitment to give or create any such Encumbrance and no person had made any claim to be entitled to any right over or affecting the Pioneer Shares. (d) The information set out below in relation to Pioneer Brands Limited is complete and accurate: Company Name Pioneer Brands Limited Date and place of incorporation 23 March 2021 (England and Wales) Registration number 13286849 Registered office Thorpe Lea Manor, Thorpe Lea Road, Egham, Surrey, United Kingdom, TW20 8HY Issued share capital 2 ordinary shares of £1.00 each Shareholder Kerry Holdings (U.K.) Limited (100%) Directors Ronan Deasy, Trevor James Horan, Claire Salmon (e) Pioneer Brands Limited is validly incorporated, in existence and is a private company limited by shares formed and registered under the laws of England and Wales and not liable to tax elsewhere. (f) Pioneer Brands Limited has the full power to conduct its business as conducted at the date of this letter. (g) Pioneer Brands Limited does not own any shares or debentures in the capital of, nor does it have any beneficial interest in, any other company, nor has it entered into any legally binding obligations to acquire any shares, debentures or beneficial interest in any other company. (h) Pioneer Brands Limited: (i) is not insolvent or unable to pay its debts; (ii) has not ceased to carry on business, stopped payment of its debts or any class of them or entered into any compromise or arrangement in respect of its debts or any class of them, nor has any step been taken to do any of those things; or (iii) has not been dissolved or entered into liquidation, administration, moratorium, administrative receivership, receivership, a voluntary arrangement, a scheme of arrangement with creditors, any analogous or similar procedure in any jurisdiction

Execution version UK-#389577786-v6 or any other form of procedure relating to insolvency, reorganisation or dissolution in any jurisdiction, nor has a petition been presented or other step been taken by any person with a view to any of those things. 11 Subject to paragraph 12 below, for the purposes of the SPA (as amended pursuant to this letter): (a) the warranties set out in paragraph 10 above shall be included within the definition of Seller Warranties; and (b) the warranties set out in subparagraphs 10(a) to 10(h) above shall be included within the definition of Fundamental Warranties, and the SPA shall be construed accordingly. 12 Notwithstanding any other provision of this letter or the SPA, the Seller undertakes to the Buyer that, if there is a breach of the warranty contained in paragraph 10(j) above, it shall indemnify and hold harmless the Buyer against, and shall pay promptly on demand to the Buyer an amount equal to the aggregate of: (i) the amount which would be necessary to put Pioneer Brands Limited into the financial position which would have existed had there been no breach of such warranty; and (ii) all Losses suffered by, and all Tax paid, payable or liable to be paid by, the Buyer and/or any member of the Buyer’s Group as a result of or in connection with the breach of such warranty. Any indemnity claim made by the Buyer pursuant to this paragraph 12 shall be construed as an Indemnity Claim for the purposes of Schedule 6 (Limitations on the liability of the Seller) of the SPA and not, for the avoidance of doubt, a Seller Warranty Claim. Completion 13 The Parties acknowledge and agree that the Conditions have been satisfied and Completion shall occur on 24 September 2021 and as such the SPA shall be amended as follows: (i) All registers required by law to be kept by Pioneer Brands Limited are in the possession or under the control of the Seller’s Group, have been properly kept during the period of ownership by the Seller’s Group, and are up to date in all material respects and contain records of the matters which are required by applicable laws to be recorded in them. (j) Since its incorporation on 23 March 2021, Pioneer Brands Limited: (i) has not entered into any contract, obligation or arrangement or traded or carried on any activities other than: (A) the registration of the Everwell brand (trade mark registration number [***]) on the [***] (the Everwell Registration); (B) the negotiation of the manufacturing agreement with [***] in connection with the manufacture of vitamins (the [***] Manufacturing Agreement) (such draft contract having been made available to the Buyer), and the placing of orders under the [***] Manufacturing Agreement notwithstanding that such contract has not been executed; and (C) any other day-to-day and trading activities in connection with the foregoing, (ii) has no outstanding liabilities (except pursuant to the Everwell Registration and [***] Manufacturing Agreement). (k) Since its incorporation on 23 March 2021, Pioneer Brands Limited has not engaged, nor does it currently engage, any employees, consultants or contractors.

Execution version UK-#389577786-v6 The following definition shall be inserted in Schedule 11 (Definitions and Interpretation), in alphabetical order: Completion Statement Date means the effective close of trading on 25 September 2021 in accordance with the customary practices of the Seller’s Group; Clause 14.1 of the SPA shall be replaced in its entirety as follows: 14.1 Completion shall take place on 24 September 2021 at the offices of Arthur Cox LLP at Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland (or at such other place as the Parties may agree on or prior to the Completion Date). 14 The Parties further acknowledge and agree that the Draft Completion Statements shall be prepared as at the Completion Statement Date and the SPA shall be amended as follows: Clause 4.4 of the SPA shall be amended as follows: 4.4. The Seller shall, not less than five Business Days prior to Completion, provide the Buyer with its reasonable estimate calculated in good faith of the value of the Stock as at the Completion Statement Date (as a component of the Estimated Working Capital notified in accordance with clause 4.7), which shall be calculated in accordance with Schedule 9 (Completion Statements). Clause 4.5 of the SPA shall be amended as follows: 4.5 On the Completion Date, t The Seller shall procure that, for the purposes of the Working Capital Statement, a stock take (Stock Take) is carried out at each of the Properties as at the Completion Statement Date in accordance with the customary practices of the Seller’s Group and otherwise as reasonably agreed between the Buyer and Seller. The description and quantity of each item of Stock shall be determined by the Seller acting reasonably and in accordance with the past practices of the Seller’s Group in respect of the Business for the purposes of the preparation of its annual accounts, and the value of each item of Stock shall be valued in accordance with Schedule 9 (Completion Statements). Any Stock that is held at a third party premises (Third Party Stock) shall be verified by third party statements in accordance with ordinary business practices. Clause 7.3 of the SPA shall be amended as follows: 7.3 The Parties acknowledge and agree that, following the Completion Statement Date, invoice arrangements for all amounts receivable by or owing to the Buyer (or any member of the Buyer’s Group) for goods and/or services supplied by the Business following the Completion Statement Date shall be conducted by the Buyer or otherwise by the Seller solely in accordance with the terms of the Transitional Services Agreement and the Van Sales Distribution Agreement. Clause 8.1 of the SPA shall be amended as follows: 8.1 Where any charges or outgoings are paid or incurred, or any payments are received, by either the Seller’s Group or the Target Companies, in respect of Apportionable Items in relation to the Business, and such items are of a periodic nature and relate or are otherwise attributable to a period of time commencing before but ending after the Completion Statement Date, such amount shall be apportioned pro rata on a time basis between the Parties so that such part of the relevant charges, outgoings or payments as is attributable to the period ended at (but excluding) the Completion Statement Date shall be borne by or belong to the Seller and such part of the relevant charges, outgoings or payments as is attributable to the period commencing at (and including) the Completion Statement Date shall be borne by or belong to the Buyer. Part B of Schedule 9 (Completion Statements) shall be amended as follows:

Execution version UK-#389577786-v6 1 Except as otherwise expressly specified, no account shall be taken of events taking place after the Completion Statement Date, and regard shall only be had to information available to the Parties up to the date that the Draft Completion Statements are delivered by the Seller to the Buyer. 3 The Completion Statements will be prepared in GBP. Assets and liabilities in the Completion Statements denominated in a currency other than GBP shall be converted at the Conversion Rate on the Completion Date 25 September 2021. 5 The Completion Statements shall be prepared by reference to draft completion balance sheets at the Completion Statement Date for the Target Companies, in substantially the same format as the Carve-Out Accounts (but including separate line items as necessary for the Completion Statements and to facilitate the calculation of any adjustments required pursuant to clauses 4.9 to 4.11 (such that the Parties to calculate Actual Net Indebtedness and Actual Working Capital in respect of each Target Company)) and on a consolidated basis, drawn up from the individual general ledgers of each of the Target Companies (including by reference to individual operating sites therein). 11 The Working Capital Statement shall include full provision for holiday pay accruals for all Target Companies for direct labour, calculated as at the Completion Statement Date in line with historical practice. 12 In relation to the Target Companies other than Oakhouse and Rollover, in respect of GRN (goods received notes) accruals, accruals (other than holiday pay accruals for direct labour), which for the avoidance of doubt in respect of such Target Companies shall remain with the Seller’s Group, are made for all goods and services received but not yet invoiced at the Completion Statement Date, based on the quantity of goods received multiplied by the order price, including costs of freight and any other transportation costs and duties associated with these goods and services. 13 In relation to Oakhouse and Rollover, in respect of GRN (goods received notes) accruals, accruals within the Working Capital Statement shall be made for all goods and services received but not yet invoiced at the Completion Statement Date, based on the quantity of goods received multiplied by the order price, including costs of freight and any other transportation costs and duties associated with these goods and services. 15 Fixed asset, leased and non-leased, capital additions between the date of this Agreement and the Completion Statement Date shall be determined by the capitalisation dates on the fixed asset registers. 21 The calculation of tax assets/liabilities for the purposes of the Net Debt Statement and Working Capital Statement will be undertaken in accordance with the following provisions: (a) provisions for all current and non-current Taxes payable or liable to be paid, but unpaid, by any Target Company in respect of the period up to the Completion Statement Date shall be calculated by reference to income, profit, or gains or losses earned, accrued, received or realised, remuneration paid and supplies made or received, as the case may be, in the period up to and including the Completion Statement Date and income, profits, or gains or losses deemed to have been earned, accrued, received or realised, remuneration deemed to be paid and supplies deemed to be made or received, as the case may be, for Tax purposes in the period up to and including the Completion Statement Date; (c) the Working Capital Statement shall include provision for all payroll taxes (including social security contributions) and (in accordance with paragraphs 5 to 7 above) VAT payables owed by, or any VAT receivables owed to, any Target Company in respect of any period up to and including the Completion Statement Date;

Execution version UK-#389577786-v6 (d) the Net Debt Statement shall include provision for all other Tax or amounts in respect of Tax (including, without limitation, corporation tax but excluding payroll taxes, social security contributions and VAT) payable by any Target Company in respect of any period up to and including the Completion Statement Date; (e) a provision for all Tax or amounts in respect of Tax (including, without limitation, corporation tax and/or payroll taxes and/or social security contributions) payable by any Target Company in respect of the period up to and including the Completion Statement Date shall be included in the Net Debt Statement and/or the Working Capital Statement; (f) for the purposes only of determining whether Taxes are payable or liable to be paid in respect of the period up to and including the Completion Date 25 September 2021 and whether a Relief has arisen in or relates to the period up to and including the Completion Date 25 September 2021, an accounting period of each Target Company shall be deemed to have ended on the Completion Date 25 September 2021; and The following definitions shall be amended as follows: Actual Net Indebtedness means the Indebtedness less the Cash of the Target Companies at the Completion Statement Date, as ascertained after Completion in accordance with Schedule 9 (Completion Statements) and as set out in the Completion Statements; Actual Working Capital means the aggregate Working Capital of the Target Companies at the Completion Statement Date, as ascertained after Completion in accordance with Schedule 9 (Completion Statements) and as set out in the Completion Statements; Apportionable Items means any Customer Agreements and Supplier Agreements which contain provisions requiring apportionment over a period of time commencing prior to the Completion Statement Date (including promotions, rebates and overrider payments); Business Payables means all amounts payable or owing by a member of the Seller’s Group (other than Oakhouse and Rollover) for goods and/or services supplied to the Business or otherwise owing by a member of the Seller’s Group (other than Oakhouse and Rollover) in respect of the Business, in each case prior to the Completion Statement Date (whether or not invoiced); Business Receivables means all amounts receivable by or owing to a member of the Seller’s Group (other than Oakhouse and Rollover) for goods and/or services supplied by the Business or otherwise owing to a member of the Seller’s Group (other than Oakhouse and Rollover) in respect of the Business, in each case prior to the Completion Statement Date (whether or not invoiced); Cash means the aggregate of the cash (whether in hand or credited to any account with any banking, financial, acceptance credit, lending or other similar institution or organisation) and cash equivalents, including all interest accrued thereon, of the Target Companies as at the Completion Statement Date but excluding, for the avoidance of doubt, any item or amount to the extent it is taken into account in calculating the Actual Working Capital; Stock means the following, wherever situated, as at the Completion Statement Date: (a) all finished products held by the Target Companies as trading stock for supply exclusively in the course of the Business; (b) all stocks of meat, ingredients and other raw materials held by the Target Companies exclusively in the course of the Business; (c) all semi-produced or partly finished products which are in the course of production by the Target Companies into finished products for supply in the course of the Business; and

Execution version UK-#389577786-v6 (d) all stocks of packaging materials and of maintenance or other engineering parts, components and accessories in use or held by the Target Companies for use or supply exclusively in the course of the Business; Target Working Capital means £14,100,000, being the Parties' agreed target amount of Working Capital as at the Completion Statement Date; Working Capital Statement means the statement of the Actual Working Capital at the Completion Statement Date prepared in accordance with the provisions of Schedule 9 (Completion Statements) and in the form set out in Part D of Schedule 9 (Completion Statements). 15 For the avoidance of doubt, the results of trading operations shall be for the account of the Seller up until the Completion Statement Date and the Seller shall be entitled to retain any proceeds up until the Completion Statement Date notwithstanding Completion having occurred. 16 The Parties shall use reasonable endeavours to procure that notwithstanding Completion having occurred, the Target Companies and Pioneer Brands Limited are operated in the ordinary course of business between Completion and the effective close of trading on 25 September 2021. Other 17 The Parties have agreed that a co-packing agreement between Kerry Foods Limited and Northfields Foods Limited (the Co-Packing Agreement) and a trade mark licence agreement relating to ‘Fridge Raiders’ (the Fridge Raider Licence Agreement) shall be entered into from Completion, and for the purposes of Schedule 8 (Completion) of the SPA the Seller shall deliver to the Buyer a duly executed copy of the Co-Packing Agreement and Fridge Raider Licence Agreement at Completion. 18 The Parties acknowledge and agree that, in accordance with clause 9 of the SPA the Inter- Company Balances shall be discharged by the Seller on or prior to Completion by the issue of new shares by the relevant Target Companies, and as a result the issued share capital of the following Target Companies for the purposes of Schedule 1 of the SPA shall be amended (with effect from the date of this letter only) as follows: Company Issued share capital Noon Products Limited 1,001,000 ordinary shares of £0.10 each Spurway Foods Limited 151,000 ordinary shares of £1 each Attleborough Foods Limited 1,002 ordinary shares of £1 each Northfield Foods Limited 1,002 ordinary shares of £1 each Consumer Foods Van Sales Limited 1,002 ordinary shares of £1 each 19 For the avoidance of doubt, the Parties acknowledge and agree that, except as provided by paragraphs 4 to 18 (inclusive) of this letter, the SPA shall remain in full force and effect. 20 The SPA and this letter shall be read and construed together as a single document from the date of this letter. 21 Clauses 22 (Entire Agreement), 24 (Remedies and waivers) to 34 (Agency structure) and 36 (Rights of third parties) to 40 (Service of process), Schedule 10 (Agency provisions) and Schedule 11 (Definitions and interpretation) of the SPA shall apply mutatis mutandis as if set out in full in this letter.

Execution version UK-#389577786-v6 IN WITNESS whereof, this letter has been executed as an agreement and takes effect on the date stated at the beginning of it.

SIGNATURE PAGE TO SIDE LETTER EXECUTED by .... . as . for and on behalf of KERRY GROUP PLC EXECUTED by as ........................................ .. for and on behalf of PILGRIM'S PRIDE CORPORATION EXECUTED by as ...... ................................... . for and on behalf of ONIX INVESTMENTS UK LIMITED EXECUTED by as ........................................ .. for and on behalf of ARKOSE INVESTMENTS ULC UK-#389577786-v& Execution version

Execution version SIGNATURE PAGE TO SIDE LETTER EXECUTED by as ......................................... . for and on behalf of KERRY GROUP PLC EXECUTED by [ ·as for and on behalf of PILGRIM'S PRIDE CORPORATION for and on behalf of ONIX INVESTMENTS UK LIMITED ' for and on behalf of ARKOSE INVESTMENTS ULC UK-#389577786-v& EXECUTED by EXECUTED by